As filed with the Securities and Exchange Commission
                       March  30,  1995
                                                   Registration No. 33-
-------------------------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933





                         SHOWBOAT, INC.
     (Exact name of registrant as specified in its charter)



         NEVADA                             88-0090766
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)              Identification No.)

                        2800 FREMONT STREET
                      LAS VEGAS, NEVADA 89104
 (Address of registrant's principal executive offices, including zip code)


     SHOWBOAT, INC. 1994 EXECUTIVE LONG TERM INCENTIVE PLAN
                    (Full title of the plan)


                      JOHN N. BREWER, ESQ.
                      JOHN C. JEPPSEN, ESQ.
                KUMMER KAEMPFER BONNER & RENSHAW
                          SEVENTH FLOOR
                   2800 HOWARD HUGHES PARKWAY
                     LAS VEGAS, NEVADA 89109
                         (702) 792-7000
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                 CALCULATION OF REGISTRATION FEE

                                          Proposed     Proposed     Amount of
   Title of each class of     Amount to    maximum      maximum    Registration
 Securities to be registered      be      offering     aggregate       Fee
                              registered  price per    offering
                                 (1)      share(2)     price(2)
----------------------------- ----------  ---------  -------------- -----------

Common Stock, $1.00 par value 2,000,000    $18.253   $36,506,000.00 $12,590.00

(1)Represents the maximum number of shares which may be distributed pursuant to this Registration Statement, absent recapitalization provisions of the Plan.

(2)Computed pursuant to Rule 457(h) solely for purposes of determining the registration fee, based upon (i) the price of the Registrant's common stock as reported on the New York Stock Exchange on the date of grant of restricted shares outstanding as of the date hereof (360,000 shares at $16.75 and 41,500 shares at $14.50); (ii) the price at which options to purchase shares outstanding as of the date hereof may be exercised (1,106,000 shares at $20.25 per share and 156,000 shares at $14.50) and (iii) with respect to the balance of the shares that may be sold under the Plan, the average of the high and low sale prices of the Registrant's common stock as reported on the New York Stock Exchange on March 24, 1995, or $15.50 per share.

                             PART II

         INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The   following  documents  filed  by  Showboat,  Inc.  (the
"Company")  with  the  Securities and  Exchange  Commission  (the
"Commission") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1994, including all amendments; and

     (b) The description of the Company's common stock, $1.00 par value (the "Common Stock"), set forth under the caption "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8, Amendment No. 1, as filed with the Commission on July 7, 1992, and all amendments and reports filed thereafter for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The validity of the issuance of the securities offered hereby is being passed upon for the Company by Kummer Kaempfer Bonner & Renshaw, Las Vegas, Nevada. H. Gregory Nasky, of counsel to the law firm of Kummer Kaempfer Bonner & Renshaw, is a Director and Secretary of the Company. John N. Brewer, a member of the law firm of Kummer Kaempfer Bonner & Renshaw, is an Assistant Secretary of the Company.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     ARTICLES OF INCORPORATION. Section 78.037 of the Nevada Revised Statutes and Article XI of the Company's Articles of
Incorporation contain provisions that eliminate or limit, in certain situations, the personal liability of a director or officer of the Company. The Articles of Incorporation provide that a director or officer of the Company will not be personally liable to the Company or its shareholders for breach of his fiduciary duty as a director or officer, but Article XI does not eliminate or limit the director's or officer's liability for: (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) the unlawful payment of distributions.

     BYLAWS.   Section 78.751 of the Nevada Revised Statutes  and
Article VIII of the Company's Bylaws contain provisions for the indemnification of directors, officers, employees or agents of the Company. The Company's Bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Such indemnification may be against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner which the individual reasonably believed to be in or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. Where the action or suit for which indemnification is sought is one brought by or in the name of the Company to procure a judgment in the Company's favor, no indemnification shall be made in respect to any claim, issue, for matter as to which such person has been adjudged to be liable or negligent in the performance of such person's duty to the Company unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification, despite the adjudication of liability.

     The indemnification discussed above shall only be made where a determination is made that such indemnification is proper in the circumstances because such person has met the applicable standard of conduct discussed above. Such determination is to be made (1) by a majority vote of a quorum of disinterested members of the Board of Directors, (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested members of the Board of Directors so direct, or (3) by the shareholders.

     To the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding of the type discussed above, the Bylaws state that such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with such defense.

     Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall be ultimately determined that he is entitled to indemnification by the Company as authorized by the Bylaws.

     The indemnification described above does not exclude any other rights to which a person seeking indemnification may be entitled under any agreement, vote of shareholders or disinterested directors under the Articles of Incorporation or Bylaws, if amended to so provide in the future or otherwise, and the above right shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

     The Company's Bylaws also indemnify the spouses of the Company's directors and officers for such director's or officer's acts if such spouses were or are a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding due to the fact that they are married to a director or officer of the Company. Each spouse's indemnification rights are governed by Article VIII of the Bylaws.

     INDEMNIFICATION AGREEMENTS. The Company has entered into indemnification agreements with each member of the Board of Directors and certain officers of the Company (individually, an "Indemnified Person"). Each agreement provides that the Company will hold harmless and indemnify such Indemnified Person in certain specified instances and, in any event, to the fullest extent authorized or permitted by law. However, no such specified indemnity shall be paid by the Company if payment is actually made to such Indemnified Person under an insurance policy (except in the event that an award is in excess of the insured amount, in which case the payment may be made for such excess); aggregate losses do not exceed $1,000; the Indemnified Person is indemnified by the Company otherwise than pursuant to the indemnity agreement; a judgment is rendered against such Indemnified Person for the payment of dividends or other distributions in violation of Section 78.300 of the Nevada Revised Statutes, as amended; a judgment is rendered against such Indemnified Person for "short swing" profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar state and local laws; such Indemnified Person's conduct is finally adjudged by a court of competent jurisdiction to have involved intentional misconduct, fraud or a knowing violation of the law and such conduct was material to the cause of action; a judgment is rendered against such person by a court of competent jurisdiction, after exhaustion of all appeals therefrom, and the court determines that such Indemnified Person is not entitled to indemnity; or, except as otherwise provided in such agreement, the Indemnified Person initiates or maintains an action against the Company or the Company's directors, of officers, employees or other agents.

     All agreements and obligations of the Company contained in the indemnity agreement shall continue during the period the person is serving in such position and shall continue so long as such person shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding.

ITEM 7.   EXEMPTIONS FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.   EXHIBITS.

EXHIBIT
NUMBER                        DESCRIPTION

 4.01 Specimen Common Stock Certificate for the Company's Common Stock is incorporated herein by reference from Amendment No. 1 to the Company's Registration Statement on Form S-3 filed July 8, 1994 (file no. 33-54325),
        Item 16, Exhibit 4.01.

 4.02 Showboat, Inc. 1994 Executive Long Term Incentive Plan is incorporated herein by reference from the Company's
        Form  10-K  for the Year Ended December 31,  1994,  Part
        IV, Item 14(a)(3), Exhibit 10.37.

 4.03 Indenture relating to the 9 1/4% First Mortgage Bonds Due 2008, including form of Bond, is incorporated herein by reference from the Company's Form 8-K dated May 18, 1993, Item 5, Exhibit 28.01. First Supplemental Indenture to the 9 1/4% First Mortgage Bonds Due 2008 is incorporated herein by reference from the Company's Form 10-K for the Year Ended December 31, 1994, Part IV, Item 14(a)(c), Exhibit 4.02.

 4.04 Indenture relating to the 13% Senior Subordinated Notes due 2009, including form of Note, is incorporated by reference from the Company's Form 8-K dated August 10,
        1994, Item 5, Exhibit 28.01.

 5.01   Opinion   of  Kummer  Kaempfer  Bonner  &  Renshaw   re:
        legality of the securities being registered.

 23.01  Consent of KPMG Peat Marwick LLP.

 23.02  Consent of Kummer Kaempfer Bonner & Renshaw included  in
        Exhibit 5.01.

 24.01 Power of Attorney (included on the signature page hereto).

ITEM 9.   UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which the offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on March 28, 1995.

                              SHOWBOAT, INC.


                              By:
                                   J. Kell Houssels, III
                                   President  and Chief Executive
                                   Officer
                                   (Principal Executive Officer)

                        POWER OF ATTORNEY

     The undersigned directors and officers of Showboat, Inc. hereby appoint Leann Schneider or John N. Brewer as attorney-in-fact for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the persons in the capacities and on the date indicated.

      Signers                    Title                  Date


                            Chairman of the        March 28, 1995
/s/J.K. Houssels                 Board
J.K. Houssels


                          Director, President      March 28, 1995
/s/ J. Kell Houssels,III          and
J.Kell Houssels, III        Chief Executive
                                Officer
                          (Principal Executive
                                Officer)

                            Vice President-        March 28, 1995
/s/Leann Schneider              Finance
Leann  Schneider          and Chief Financial
                                Officer
                          (Principal Financial
                              Officer and
                          Principal Accounting
                                Officer)

/s/William C. Richardson        Director           March 28, 1995
William C. Richardson



/s/John D. Gaughan              Director           March 28, 1995
John D. Gaughan



/s/Jeanne S. Stewart            Director           March 28, 1995
Jeanne S. Stewart



/s/Frank A. Modica              Director           March 28, 1995
Frank A. Modica



                              Director and         March 28, 1995
/s/H. Gregory Nasky            Secretary
H. Gregory Nasky



/s/George A. Zettler            Director           March 28, 1995
George A. Zettler



                                Director
Carolyn M. Sparks

                          EXHIBIT INDEX

EXHIBIT                   DESCRIPTION                     SEQUENTIAL
NUMBER                                                       PAGE
                                                            NUMBER

 4.01   Specimen  Common  Stock  Certificate   for   the
        Company's  Common  Stock is incorporated  herein
        by   reference  from  Amendment  No.  1  to  the
        Company's Registration Statement on Form S-3 filed July 8, 1994 (file no. 33-54325), Item
        16, Exhibit 4.01.

 4.02   Showboat,   Inc.   1994  Executive   Long   Term
        Incentive   Plan  is  incorporated   herein   by
        reference from the Company's Form 10-K for the Year Ended December 31, 1994, Part IV, Item
        14(a)(3), Exhibit 10.37.

 4.03   Indenture  relating to the 9 1/4% First Mortgage
        Bonds  Due  2008,  including form  of  Bond,  is
        incorporated  herein  by  reference   from   the
        Company's Form 8-K dated May 18, 1993,  Item  5,
        Exhibit 28.01.  First Supplemental Indenture  to
        the  9  1/4%  First Mortgage Bonds Due  2008  is
        incorporated  herein  by  reference   from   the
        Company's Form 10-K for the Year Ended  December
        31, 1994, Part IV, Item 14(a)(3), Exhibit 4.02.

 4.04   Indenture    relating   to   the   13%    Senior
        Subordinated Notes Due 2009, including  form  of
        Note, is incorporated by reference from the Company's Form 8-K dated August 10, 1995, Item
        5, Exhibit 28.01.

 5.01   Opinion of Kummer Kaempfer Bonner & Renshaw  re:      9
        legality of the securities being registered.

 23.01  Consent of KPMG Peat Marwick LLP.                     10

 23.02 Consent of Kummer Kaempfer Bonner & Renshaw included in Exhibit 5.01.

 24.01 Power of Attorney (included on the signature page hereto).